Rental Agreement

for non-residential rooms

Please mark applicable parts with a cross, fill in empty spaces or cross them out.

Any boxes which are not marked with a cross do not form part of the Agreement.

The following Rental Agreement is concluded

between Sabine u. Hermann Götzfried GbZ, Breitenbergstr. 4, 87719 Mindelheim represented by Mr. Hermann Götzfried

and - as Landlord -

Ortec Electronic Assembly, Westernacher Str. 39, 87719 Mindelheim

Represented by Mr. Rolf Lochbrunner

- as Tenant -

1

Rented Property

(1) The rented property consists of

X separate rooms X partial building ˜

Post Code, Place: 87719 Mindelheim

Street, House no(s).: Im Eichet 12

In case of rooms: position within the building (floor, no. of rental unit, if any)

See coloured marking according to the floor plan attached hereto

Further parts of the room and auxiliary spaces of the rented property (ancillary rooms) are:

No. of garages: - No. of parking spaces No. of customer parking spaces: No. of separate basement rooms

Further rooms/spaces: Parking spaces between street and building.

See floor plan/plan attached hereto.

Auxiliary spaces and operating facilities: (e.g. waste rooms, lifts, the joint use of which results from their purpose):

(2) Parts of the Agreement which identify the rented property are

X Floor Plan in the scale 1 : X Calculation of the main usable floor spaces 1)

1) Spaces for which the Tenant has an exclusive right of use within a building.

2

Main Usage of the Rented Property

The rooms will be rented for the operation of a

Production Site for the "Equipping of Computer Boards" & #9;

3

Amendment of the Main Usage

(1) The rooms may only be used for the purposes mentioned under 2. Amendments are subject to the Landlord's written consent. If the usage is restricted, impeded or impossible for reasons which are caused by the Tenant himself or the type of his trade or profession, he is not entitled to derive any rights for cancellation or termination of the Agreement therefrom.

(2) The Landlord ensures the use in a condition which is fundamentally suitable for the intended purpose, unless otherwise agreed under 10. Any public, official or other authorizations and consents required for the operation shall be obtained by the Tenant at his expense. The Landlord shall not be liable for the obtainment of such.

(3) If a required authorization or consent is not given for reasons which are caused by the Tenant himself, he shall be entitled to sublet the rented property, but the main usage mentioned under 2 shall remain.

(4) If a required authorization or consent is not given for reasons for which the Tenant is not responsible himself, this shall be deemed to be a dissolving condition for the tenancy. In this case, the Tenant is obliged to pay the agreed rent for a further period of 6 months after the return of the ownership of the rented property.

(5) A right of reduction or termination shall be excluded. In addition, he right of reduction according to 596 BGB [Civil Code] shall also be excluded.

4

Type of Agreement and Term

(1) The tenancy shall start on 01/07/2003.

(2) ˜ The Rental Agreement has been concluded for an indefinite period of time.

a) ˜ The legal terminations notification period according to 580 a sec. 2 BGB shall apply.

b) ˜ The termination notification period which is applicable to both parties shall be calendar months.

to the end of one ˜ calendar month ˜ calendar quarter ˜ calendar year.

(3) ˜ This is a limited Rental Agreement without a right of option.

a) ˜ The tenancy shall start on and will end on

By way of derogation from 545 BGB, the tenancy will not be prolonged for an indefinite time, if the Tenant continues to use the rented property after the end of the rental period.

b) ˜ The tenancy shall start on and will end on

Upon the end of the rental period, the tenancy shall be prolonged

˜ by one year ˜ by a further period of years ˜ for an indefinite period unless it will be terminated by one of the parties

˜ with the legal notification period according to 550 a sec. 2 BGB

˜ with a notification period of calendar months

to the end of one ˜ calendar month ˜ calendar quarter ˜ calendar year.

By way of derogation from 545 BGB, the tenancy shall not be deemed to be prolonged for an indefinite period of time, if the Tenant continues to use the rented property after the end of the rental period.

(4) X This is a limited rental agreement with a right of option for the Tenant.

a) X The rental agreement shall be valid for a fixed period of 5 years and will end at the end of this period of time. However, the Tenant is entitled to prolong the tenancy by a further period of 5 years according to the conditions hereof, by making a written statement. The Landlord must receive the Tenant's statement six months before the end of the original tenancy at the latest. The condition of receipt shall be deemed to be fulfilled if the Landlord has received the statement on the 3rd working day of the first of these six months at the latest.

b) ˜ If the tenancy was prolonged due to the exercise of the Tenant's right of option, the Tenant is entitled to exercise this right in the same way for - more time(s).

c) If the Tenant exercises his right of option, the Landlord is entitled to an ordinary right of termination for the first time at the end of the rental period which results from the last exercise of the right of option by the Tenant. The notification period shall be 3 months. The condition of receipt shall be deemed to be fulfilled if the Tenant has received the statement at the 3rd working day of the first of these three months at the latest.

d) If the Tenant does not exercise his right of option, the tenancy shall be prolonged for an indefinite period of time, in case of doubt. Either party may terminate it with a notification period of 6 months to the end of one X calendar month ˜ calendar quarter ˜ calendar year.

(5) The termination and the exercise of the right of option shall be made in writing.

(6) The tenancy shall not end upon the death of the Tenant. The special termination right of the heir according to 580 BGB shall be excluded.

6

Rental Conditions
Amount, Currency
(1) The monthly rent to be paid in advance amounts to	Euro 3,000.00
In addition, the following prepayments shall be made per month:
a) for heating and warm water costs Direct Settlement
b) for all other operating costs, according to Annex 5 of 27 of II Calculation Ruling	Euro 125.00
c) for the following further operating costs, namely
Water	Euro 100.00

Monthly Total:	Euro 3,225.00
Plus Turnover Tax

(3) X Graduated Rent

The monthly rent without operating costs shall amount to:

				Amount, Currency
1. from	01.07.2003	to	30.06.2004	Euro 3,000.00
2. from	01.07.2004	to	30.06.2005	Euro 3,075.00
3. from	01.07.2005	to	30.06.2006	Euro 3,152.00
4. from	01.07.2006	to	30.06.2007	Euro 3,231.00
5. from	01.07.2007	to	30.06.2008	Euro 3,312.00
6. from	01.07.2008	to	30.06.2009	Euro 3,395.00
7. from	01.07.2009	to	30.06.2010	Euro 3,480.00
8. from	01.07.2010	to	30.06.2011	Euro 3,567.00
9. from	01.07.2011	to	30.06.2012	Euro 3,656.00
10. from	01.07.2012	to	30.06.2013	Euro 3,747.00

(5) Unless otherwise agreed, all payments shall be made to the account of the Landlord specified below, they shall be made in advance, free of charge and until the 3rd working day of the month at the latest:

Bank: VOLKSBANK MINDELHEIM

Account no.: 638781 Bank Code 731 900 00

A change of the bank relation shall be reserved.

(6) Turnover Tax

If the main usage of the rented property is the distribution, delivery or rendering of such services which are subject to turnover tax according to the Turnover Tax Law, the Landlord may request that the Tenant pays the legal turnover tax for such rooms which are used for those works or services, such payment to be made separately and in addition to the rent applicable to such rooms.

˜ The Landlord hereby waives the exercise of such right.

X The Landlord hereby makes use of such right.

In case of the second alternative, the following shall apply in addition:

The Landlord undertakes to issue invoices for the rent to be paid stating the turnover tax as a separate item. The maturity of the rent shall remain unaffected thereby.

If the turnover tax option is chosen, the Tenant is obliged to provide the Landlord with an annual confirmation from his Tax Consultant or with any other evidence which the Landlord requires in order to proof to the Tax Authority that the preconditions for the option right exist, such provision shall be made until April 30 of every year.

6

Duty of Operation

If the main usage of the rented property is the operation of a retail or service trade or if it is intended for freelance activities, the Tenant is obliged to maintain the operation during the business hours which are common in the industry, or, in case of a freelance profession, during the working hours which are common in the respective business branch and to use all rooms according to the purpose described under 2 during the term of the tenancy.

The closing of the operation due to a company holiday is permitted for a maximum of 5 weeks per year.

If the Tenant infringes his duty of operation, the Landlord is entitled to terminate the contractual relationship after a written warning in case of continuation of or repeated interruption of the operation.

7

Protection from Competition

(1) If the Landlord owns or holds further rooms within the building or within a radius of 200 m, the Landlord undertakes to not rent them out to interested parties the goods or services of which would compete with the ones of the Tenant. The Landlord also assures the Tenant protection from competition, when the Landlord himself uses the rooms in the estate or in properties which he owns within the radius mentioned above. A protection from competition shall not exist if the goods and services offered by the interested party or the Landlord would only insignificantly overlap with those which the Tenant desires to offer.

(2) A protection from competition vis-à-vis existing tenancies shall be excluded. The Tenant is aware of the tenancies existing at the time of conclusion hereof and of the important services and offers carried out by the other tenants in the rented rooms.

(3) During the rental period, the Tenant undertakes to refrain from carrying out any activity in the rented rooms which locally competes with the activity of the Landlord or that of other tenants of the estate. A protection from competition shall not exist, insofar as the activity of the Tenant is conditional on the main usage mentioned under 2.

8

Promotional Measures

The Tenant is entitled to attach a sign, the size and design of which corresponds to existing signs. In general, the attachment of promotional facilities shall be subject to the Landlord's prior written consent. Insofar as authorizations are required, they are the responsibility of the Tenant.

Upon the end of the rental period, the Tenant undertakes to remove any and all promotional facilities at his own expense and to restore the original condition. This shall also apply if the authorization is revoked.

9

Insurances

The Tenant is obliged to take out a business liability insurance, a glass insurance and a burglary/theft insurance and to maintain it throughout the rental period.

10

Alterations, Maintenance, Basic Repair

  Alterations

The following contractual condition on alterations shall X become part of the Agreement. ˜ not become part hereof.

If alterations of the rented rooms or the rented property are required to ensure an efficient operation, these shall be the responsibility of the Tenant. These are subject to the Landlord's separate written consent. The consent may only be refused for an important reason.

Important reasons are, inter alia:

- if public, official authorizations required for the alteration have not been obtained;

or

- if the usage rights of other tenants would be significantly impeded by the alteration which might result in a claim for rent reduction.

Insofar as the Tenant has carried out alterations for which the Landlord has given his consent, he may determine at the end of the tenancy if the original condition should be restored or not. The Tenant has neither a right of seizure regarding the objects which he has permanently installed in the building nor a claim for compensation for any possible increase of value.

  Maintenance

The continuing maintenance (required repairs in the rooms and facilities) shall be the responsibility of the

X Tenant ˜ Landlord.

Major maintenance measures, especially at exterior walls, in the hallways or on the roof shall be the responsibility of the Landlord. Major maintenance measures exist whenever the costs of the individual measure exceeds an amount of amount, currency

Euro 500.00.

  Basic Repair

The basic repair shall be carried out within appropriate periods of time - at least every five years, beginning with the contractual period. If the tenancy ends before the end of the period of 5 years, the Landlord may claim a percentage proportion of the renovation costs which will be calculated according the period of time which has passed since the last renovation in proportion to the full renovation cycle. If no full renovation cycle has passed by since the Tenant has moved in, the proportion of the renovation costs shall be calculated from the date on which the Tenant moved in. For every year in which the Tenant did not carry out basic repair, he shall contribute 20 % to the costs arising therefrom. In case of doubt, the costs will be calculated based on a quotation provided by an expert specified by the Landlord.

Basic repairs comprise the painting of walls and ceilings, the cleaning of floors, varnishing of radiators and heating tubes, interior doors as well as the interior side of the window frames and the exterior doors, if these are made of wood.

11

Rental Security

X Before the delivery of the rented rooms, the Tenant undertakes to provide a unconditional, unlimited, irrevocable, directly enforceable, written guarantee from the following bank

- to be specified -

Amount, Currency

with an amount of Euro 14,600.00 and to submit the guarantee certificate to the Landlord. The guarantee must contain the waiver of objections and the obligation to pay the guaranteed amount upon the Landlord's request.

˜ The Tenant undertakes to pay to the Landlord a rental deposit of to a special account under the name of the Tenant:

Bank:

Account no.: Bank Code

The Landlord shall have the exclusive right of disposal for the account.

X Before the delivery of the rented property, the Tenant undertakes to provide a letter of comfort of his parent company SBS Technologies GmbH & Co. KG, Memminger Str. 14, 86159 Augsburg

which meets the legal conditions of the guarantee mentioned above.

The Landlord may make use of the rental security

- if, during the rental period, the Tenant is in arrears with the rent payment and if such default amounts to a minimum of one monthly rent;

- if damage is caused to the rented rooms and significant parts thereof by the Tenant and when the Landlord is responsible for the remedy of such damage or if the Landlord remedies the damage as a replacement measure because it is not remedied by the Tenant despite a written warning served to him;

- if agreed renovation measures have not been carried out by the Tenant upon the end of the tenancy;

- if the Landlord has other claims against the Tenant resulting from the tenancy.

If the Landlord makes use of the rental security during the rental period for a reason mentioned above, the Tenant is obliged to immediately restore it in its entire scope.

12

Person of the Tenant - Change of the Legal Form

If several persons act as Tenant, these persons authorize each other irrevocably to receive any declarations of intent issued by the Landlord.

If the Tenant's legal form changes, he shall immediately inform the Landlord thereof. The same shall apply when the business of the Tenant is transferred to other natural or legal persons.

The transfer to another natural or legal person shall be subject to the Landlord's consent. The same shall apply if the Tenant is a natural person or consists of a natural person and when the business is changed to a legal form where the liability of the company is limited.

If the consent is not given, the former persons shall remain the contractual party.

The Landlord may request in any case, that besides the legal successor, the former Tenant remains liable as joint guarantor for any liabilities arising from the tenancy.

13

Additional Agreements

1. Upon delivery, the object is in a newly renovated condition and shall be returned in the same condition at the end of the tenancy.

2. The Landlord will carry out installations and alterations according to the discussion of 24/03/03.

3. The ESD floor in the rented rooms will be installed by the Tenant.

14

Parts of the Contract

Parts of the Agreement are:

X The General Rental Conditions

X The Rules for Residents

X The Listing of the Operational Costs

X The Take-over Protocol which was prepared during the delivery of the rooms/the building

Place, date

/S/ Adrian Bernhard /S/ Landlord

Tenant Landlord

General Rental Conditions

No. 1

Set-off of Counter-demands

The Tenant may only set-off the rent payment with a claim for damages within the meaning of 536 a BGB or exercise a right of retention if he informs the Landlord thereof in writing at least one month before the maturity of such rent payment. The Tenant may only set-off with other claims, if these are undisputed or have been found to be legally valid. The Tenant may set- off with a claim from 538, 812 BGB without limitation.

No. 2

Subletting

The Tenant is not entitled to sublet the rented rooms, in total or in part, or to transfer them to third parties for use without the Landlord's prior consent.

In case of unauthorized subletting, the Landlord may request that the Tenant immediately terminates the subletting relationship at the next possible date of termination. If he fails to do this, the Landlord may terminate the tenancy without notice.

The Landlord may revoke a granted authorization for subletting for an important reason.

No. 3

Landlord's Lien to installed Objects

The legal conditions apply to the Landlord's lien.

The Tenant states that objects which he installs in the rented rooms upon moving in, are his free property and are not distressed or pledged, except the following objects:

The Tenant is obliged to immediately inform the Landlord of a distraint of objects which the Tenant has installed by stating the pledge holder and the bailiff.

No. 4

Access to the Rented Room by the Landlord

(1) The Landlord and his representatives are entitled to access the rented rooms after having previously informed the Tenant for the purpose of determining any damage and defect or necessary structural work and to read measuring devices. For the purpose of exercising a lien (no. 3), the Landlord and his representatives are entitled to access the rented rooms alone or accompanied by a witness.

(2) If the Landlord wishes to sell the house or if the tenancy has been terminated, the Landlord or his representatives may access the rented rooms at a previously announced time together with the parties which are interested in buying or renting the property. The inspection is permitted on working days between 9.00 and 12.00 am and between 3.00 and 6.00 pm.

(3) In case of longer absences, the Tenant shall ensure that the Landlord and his representatives may access the rented rooms in the cases mentioned above.

No. 5

End of the Rental Period

Upon the end of the rental period, the rented rooms shall be returned in a due and clean condition including all keys, even those which the Tenant procured himself. 10 of the Agreement shall apply in addition.

No. 6

Amendments or Supplements of the Agreement

Amendments or supplements of this Agreement shall be made in writing to be valid and shall be signed separately by the parties. This shall also apply to the waiver of the written form clause.